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EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-06007, Form S-8 No. 333-08323, Form S-3 No. 33-53252, Form S-3
No. 33-34303, Form S-3 No. 33-35301, form S-3 No. 33-41916, Form S-3 No.
33-82618, form S-3 No. 33-63841, form S-8 No. 33-34304, Form S-8 No. 33-60969,
Form S-8 No. 33-63537, Form S-3 No. 333-36637, Form S-3 No. 333-48217, Form S-3
No. 333-69743, Form S-8 No. 333-64287 and Form S-8 No. 333-69747) of e4L, Inc.
and the related prospectuses of our report dated June 25, 1999 with respect to the consolidated financial statements and schedule of e4L, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1999.


                                       Ernst & Young LLP

Los Angeles, California
June 25, 1999


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